EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Jonathan Baksht
Media—L. Benjamin Ederington

Westlake Corporation Reports Second Quarter 2026 Results
•Significant improvement in net income and EBITDA from the prior quarter and prior year levels
•Three-pillar profitability improvement plan on track to deliver a $600 million operating income benefit
•Reduced debt by $500 million and returned $99 million to shareholders via dividends and share repurchases
HOUSTON, Aug. 04, 2026 (GLOBE NEWSWIRE) --Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced second quarter 2026 results.

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SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025
Westlake Corporation
Net sales	$3,271	$2,652	$2,953
Income (loss) from operations	$364	$(172)	$(109)
Net income (loss) attributable to Westlake Corporation	$260	$(169)	$(142)
Diluted earnings (loss) per common share	$2.01	$(1.31)	$(1.11)
Identified Items (1)	$—	$85	$130
Net income (loss) attributable to Westlake Corporation excl. Identified Items	$260	$(100)	$(12)
Diluted earnings (loss) per common share excl. Identified Items	$2.01	$(0.77)	$(0.09)
EBITDA	$679	$150	$210
EBITDA excl. Identified Items	$679	$235	$340
EBITDA margin (2)	21%	9%	12%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,252	$993	$1,160
Income from operations	$212	$56	$222
EBITDA	$276	$118	$275
Identified Items (1)	$—	$68	$—
EBITDA excl. Identified Items	$276	$186	$275
EBITDA margin (2)	22%	19%	24%

Performance and Essential Materials ("PEM") Segment
Net sales	$2,019	$1,659	$1,793
Income (loss) from operations	$185	$(211)	$(318)
EBITDA	$416	$19	$(78)
Identified Items (1)	$—	$17	$130
EBITDA excl. Identified Items	$416	$36	$52
EBITDA margin (2)	21%	2%	3%
______________________________
(1)For the three months ended March 31, 2026, Identified Items include a $67 million charge to settle certain litigation involving direct purchasers of PVC pipe and fittings and $18 million of charges related to previously announced facility shutdowns. For the three months ended June 30, 2025, Identified Items represent $130 million of charges related to previously announced facility shutdowns.
(2)Excludes Identified Items.
BUSINESS HIGHLIGHTS
In the second quarter of 2026, Westlake reported net sales of $3.3 billion, net income of $260 million, or $2.01 per share, and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $679 million. The Company's second quarter of 2026 financial results benefitted from a higher average sales price in our PEM segment, higher sales volume in our HIP segment, and our three-pillar profitability improvement plan.

Sales volume for Housing and Infrastructure Products in the second quarter increased 6% from the second quarter of 2025 (excluding the effect of the ACI acquisition) while Performance and Essential Materials sales volume increased 7% year-over-year (excluding the effect of plant shutdowns). Overall sales volume for the Company increased 7% from the second quarter of 2025.

Housing and Infrastructure Products second quarter average sales price decreased 3% from the second quarter of 2025 while Performance and Essential Materials average sales price increased 14% year-over-year. Overall average sales price for the Company increased 8% from the second quarter of 2025.

In the second quarter of 2026, HIP's EBITDA margin decreased to 22% from 24% in the second quarter of 2025, while PEM's EBITDA margin, excluding Identified Items, increased to 21% from 3% over the same period of time.
EXECUTIVE COMMENTARY
"The significant improvement in PEM's second quarter earnings underscores its substantial leverage to improving global supply-demand fundamentals, driven in part by logistical disruptions in the Strait of Hormuz, as well as the meaningful actions that we took last year to improve PEM earnings through footprint optimization, cost reduction, and reliability improvement. Meanwhile, despite slower North American residential construction activity and accelerating raw material cost inflation, financial results in our HIP segment were solid in the second quarter with EBITDA growth that was driven by a double-digit increase in pipe & fittings sales volume. During the second quarter, we completed the acquisition of a PVC and VCM production site in Wilhelmshaven, Germany, which adds advantaged logistical assets into our European chlorovinyls business," said Jean‑Marc Gilson, President and Chief Executive Officer.

"The ongoing conflict in the Middle East continues to exacerbate volatility in selling prices and export demand across many of PEM's products, including polyethylene and PVC resin. Regardless of this impact, PEM's earnings should continue to benefit from our three-pillar profitability improvement plan and our globally advantaged North American feedstock and energy cost position. In HIP, slower homebuilding activity due to affordability pressures is being offset by strong demand for pipe and fittings, driven by North American infrastructure investments," Mr. Gilson concluded.

"During the second quarter of 2026 we returned to free cash flow generation, reduced debt by $500 million and replaced our existing revolving credit facility, which had a scheduled expiration in 2027, with a new $1.5 billion revolver that expires in 2031. We continue to prioritize a disciplined approach to capital deployment supported by our strong financial position," added Jonathan Baksht, Senior Vice President and Chief Financial Officer.
RESULTS
Consolidated Results
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the three months ended June 30, 2026, the Company reported quarterly net income of $260 million, or $2.01 per share, on net sales of $3.3 billion compared to the net loss of $12 million reported in the second quarter of 2025. Compared to the prior year period, earnings benefited from a higher average sales price and margin in PEM, our three-pillar profitability improvement plan, the ACI acquisition and higher sales volume.

EBITDA of $679 million for the second quarter of 2026 increased by 100% from the second quarter of 2025 EBITDA of $340 million. Second quarter 2026 EBITDA increased by $444 million compared to first quarter of 2026 EBITDA of $235 million.

Reconciliations of non-GAAP financial measures used in this press release (including EBITDA and measures that exclude the effects of the Identified Items) to the most directly comparable GAAP measure can be found in the financial schedules at the end of this press release.
Expenses Regarding Litigation, Facility Closure and Temporary Cessation of Operations ("Identified Items")
During the first quarter of 2026, the Company accrued a $67 million charge to settle certain litigation involving direct purchasers of PVC pipe and fittings in the United States and $18 million of charges related to previously announced facility shutdowns, including the Pernis epoxy facility, certain North American chlorovinyls facilities and a styrene facility. During the second quarter of 2025, the Company accrued $108 million of expenses and wrote-off $15 million of inventory related to the previously announced decision to shut down Pernis and accrued $7 million of expenses to temporarily cease operations of a PVC resin production unit at Huasu.

Cash, Investments and Debt
Net cash provided by operating activities was $318 million for the second quarter of 2026 and capital expenditures were $207 million. During the second quarter of 2026, the Company redeemed the remaining approximately $500 million of its outstanding 3.60% 2026 Senior Notes. As of June 30, 2026, cash, cash equivalents and fixed-income investments were $1.9 billion and total debt was $5.1 billion.
Housing and Infrastructure Products Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the second quarter of 2026, Housing and Infrastructure Products income from operations of $212 million decreased by $10 million as compared to the second quarter of 2025. The year-over-year decrease was the result of a lower average sales price and margins, particularly for pipe & fittings. Housing Products net sales of $1.0 billion in the second quarter of 2026 increased by $31 million from the second quarter of 2025 primarily due to higher sales volume, particularly for pipe & fittings and siding & trim. Infrastructure Products net sales of $241 million increased by $61 million from the second quarter of 2025 primarily due to the January 2026 acquisition of ACI.

Sequentially, Housing and Infrastructure Products income from operations increased by $88 million as compared to the first quarter of 2026. This increase in income from operations versus the prior quarter was primarily due to seasonally higher sales volume and higher end market demand for pipe & fittings.
Performance and Essential Materials Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the second quarter of 2026, Performance and Essential Materials income from operations was $185 million as compared to the second quarter of 2025's loss from operations of $188 million. The increase in income from operations was due to a 14% increase in average sales price and margin benefits from our three-pillar profitability improvement plan. Performance Materials net sales of $1.2 billion in the second quarter of 2026 increased by $214 million from the second quarter of 2025 primarily due to a higher average sales price for polyethylene and PVC resin. Essential Materials net sales of $783 million increased by $12 million from the second quarter of 2025 primarily due to higher caustic soda sales volume and a higher average sales price.

Sequentially, Performance and Essential Materials income from operations of $185 million for the second quarter of 2026 increased by $379 million as compared to the first quarter of 2026's loss from operations of $194 million. This improvement in income from operations versus the prior quarter was primarily due to a higher average sales price, particularly for polyethylene and PVC resin, and lower North American natural gas costs.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments and future earnings, global macroeconomic conditions and their effects on us and our customers, expectations regarding interest rates and building costs, trends in the global cost curve and any associated pricing and margin benefits, industrial and manufacturing activity in our target markets, including infrastructure spending and investment, expectations regarding the acquisition of the PVC and VCM production site in Wilhelmshaven, Germany, our capital deployment strategy, growth in our customers’ businesses and their dependence on our products, the effects of the conflict in the Middle East, our competitors and global supply chains, future global trading policy and relationships, housing demand and residential construction activity, raw material costs, fluctuations in energy and feedstock prices, our ability to execute against our profitability improvement plan and the effects of our optimization initiatives (including anticipated cost savings), our market position and the strength of our brands, the benefits of a diversified and integrated business model, our ability to maintain cost advantages and global demand for our products are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws and regulations, including trade policies and tariffs; the effects of government shutdowns; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effects and results of litigation and settlements of litigation; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC in February 2026 and Westlake's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, which was filed with the SEC in May 2026.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, free cash flow and other measures that exclude the effects of the Identified Items, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (SEC) as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, free cash flow and measures that exclude the effects of the Identified Items, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) net loss, loss from operations and net cash provided by (used for) operating activities to EBITDA, and (ii) net cash provided by (used for) operating activities to free cash flow and (iii) other measures reflecting adjustments for the effects of the Identified Items can be found in the financial schedules at the end of this press release.
About Westlake
Celebrating 40 years of operations in 2026, Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.
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Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's second quarter 2026 results will be held Tuesday, August 4, 2026 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register-conf.media-server.com/register/BI462e4a5f6f6c4c44ad90a0e4540da14a. Once registered, you will receive a phone number and unique PIN number.

A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/t6u6ozaq/.

WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in millions of dollars, except per share data and share amounts)
Net sales	$3,271	$2,953	$5,923	$5,799
Cost of sales	2,619	2,695	5,159	5,309
Gross profit	652	258	764	490
Selling, general and administrative expenses	253	221	489	448
Amortization of intangibles	32	31	62	61
Restructuring, transaction and integration-related costs	3	115	21	122
Income (loss) from operations	364	(109)	192	(141)
Interest expense	(55)	(40)	(111)	(79)
Other income, net	29	24	67	61
Income (loss) before income taxes	338	(125)	148	(159)
Provision for income taxes	67	6	34	7
Net income (loss)	271	(131)	114	(166)
Net income attributable to noncontrolling interests	11	11	23	16
Net income (loss) attributable to Westlake Corporation	$260	$(142)	$91	$(182)
Earnings (loss) per common share attributable to Westlake Corporation:
Basic	$2.02	$(1.11)	$0.71	$(1.42)
Diluted	$2.01	$(1.11)	$0.70	$(1.42)
Weighted average common shares outstanding:
Basic	128,039,859	128,238,514	128,016,310	128,273,332
Diluted	128,500,530	128,238,514	128,427,525	128,273,332

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$1,643	$2,724
Available-for-sale securities	209	204
Accounts receivable, net	1,963	1,504
Inventories	1,754	1,653
Prepaid expenses and other current assets	120	131
Total current assets	5,689	6,216
Property, plant and equipment, net	8,647	8,605
Other assets, net	5,103	5,140
Total assets	$19,439	$19,961

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,319	$2,273
Current portion of long-term debt, net	—	497
Long-term debt, net	5,067	5,087
Other liabilities	2,845	2,809
Total liabilities	10,231	10,666
Total Westlake Corporation stockholders' equity	8,705	8,792
Noncontrolling interests	503	503
Total equity	9,208	9,295
Total liabilities and equity	$19,439	$19,961

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2026	2025

	(in millions of dollars)
Cash flows from operating activities
Net income (loss)	$114	$(166)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	570	578
Deferred income taxes	14	(19)
Net loss on disposition and others	47	55
Other balance sheet changes	(521)	(390)
Net cash provided by operating activities	224	58
Cash flows from investing activities
Acquisitions of businesses, net of cash acquired	(171)	—
Additions to investments in unconsolidated subsidiaries	(1)	(22)
Additions to property, plant and equipment	(416)	(515)
Proceeds from maturities and paydown of available-for-sale securities	63	—
Purchase of available-for-sale securities	(69)	(192)
Other, net	3	3
Net cash used for investing activities	(591)	(726)
Cash flows from financing activities
Distributions to noncontrolling interests	(23)	(23)
Dividends paid	(137)	(136)
Repayment of senior notes	(496)	—
Repurchase of common stock for treasury	(30)	(30)
Other, net	(18)	(8)
Net cash used for financing activities	(704)	(197)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9)	30
Net decrease in cash, cash equivalents and restricted cash	(1,080)	(835)
Cash, cash equivalents and restricted cash at beginning of period	2,740	2,935
Cash, cash equivalents and restricted cash at end of period	$1,660	$2,100

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in millions of dollars)
Net external sales
Housing and Infrastructure Products
Housing Products	$1,011	$980	$1,799	$1,818
Infrastructure Products	241	180	446	338
Total Housing and Infrastructure Products	1,252	1,160	2,245	2,156
Performance and Essential Materials
Performance Materials	1,236	1,022	2,239	2,078
Essential Materials	783	771	1,439	1,565
Total Performance and Essential Materials	2,019	1,793	3,678	3,643
Total reportable segments and consolidated	$3,271	$2,953	$5,923	$5,799

Income (loss) from operations
Housing and Infrastructure Products	$212	$222	$268	$370
Performance and Essential Materials	185	(318)	(26)	(481)
Total reportable segments	397	(96)	242	(111)
Corporate and other	(33)	(13)	(50)	(30)
Consolidated	$364	$(109)	$192	$(141)

Depreciation and amortization
Housing and Infrastructure Products	$62	$55	$122	$108
Performance and Essential Materials	222	236	443	463
Total reportable segments	284	291	565	571
Corporate and other	2	4	5	7
Consolidated	$286	$295	$570	$578

Other income (loss), net
Housing and Infrastructure Products	$2	$(2)	$4	$—
Performance and Essential Materials	9	4	18	13
Total reportable segments	11	2	22	13
Corporate and other	18	22	45	48
Consolidated	$29	$24	$67	$61
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WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME (LOSS), INCOME (LOSS) FROM OPERATIONS AND
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Net cash provided by (used for) operating activities	$(94)	$318	$135	$224	$58
Changes in operating assets and liabilities and other	(29)	(67)	(284)	(96)	(243)
Deferred income taxes	(34)	20	18	(14)	19
Net income (loss)	(157)	271	(131)	114	(166)
Add:
Identified Items, after-tax	69	—	130	69	137
Net income (loss) excl. Identified Items	$(88)	$271	$(1)	$183	$(29)

Net income (loss)	(157)	271	(131)	114	(166)
Less:
Other income, net	38	29	24	67	61
Interest expense	(56)	(55)	(40)	(111)	(79)
Provision for (benefit from) income taxes	33	(67)	(6)	(34)	(7)
Income (loss) from operations	(172)	364	(109)	192	(141)
Add:
Identified Items, pre-tax	85	—	130	85	137
Income (loss) from operations excl. Identified Items	(87)	364	21	277	(4)
Add:
Depreciation and amortization	284	286	295	570	578
Other income, net	38	29	24	67	61
EBITDA excl. Identified Items	235	679	340	914	635
Less:
Identified Items, pre-tax	85	—	130	85	137
EBITDA	$150	$679	$210	$829	$498
Net external sales	$2,652	$3,271	$2,953	$5,923	$5,799
Operating income (loss) margin	(6)%	11%	(4)%	3%	(2)%
Operating income (loss) margin excl. Identified Items	(3)%	11%	1%	5%	—%
EBITDA margin	6%	21%	7%	14%	9%
EBITDA margin excl. Identified Items	9%	21%	12%	15%	11%

WESTLAKE CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER COMMON SHARE TO DILUTED EARNINGS (LOSS) PER COMMON SHARE EXCLUDING IDENTIFIED ITEMS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2026	2025	2026	2025

	(per share data)
Diluted earnings (loss) per common share attributable to Westlake Corporation	$(1.31)	$2.01	$(1.11)	$0.70	$(1.42)
Add:
Loss per common share relating to Identified Items	0.54	—	1.02	0.54	1.07
Diluted earnings (loss) per common share attributable to Westlake Corporation excl. Identified Items	$(0.77)	$2.01	$(0.09)	$1.24	$(0.35)

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2026	2025	2026	2025

	(in millions of dollars)
Net cash provided by (used for) operating activities	$(94)	$318	$135	$224	$58
Less:
Additions to property, plant and equipment	209	207	267	416	515
Free cash flow	$(303)	$111	$(132)	$(192)	$(457)

WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$56	$212	$222	$268	$370
Add:
Identified Items	68	—	—	68	—
Income from operations excl. Identified Items	124	212	222	336	370
Add:
Depreciation and amortization	60	62	55	122	108
Other income, net	2	2	(2)	4	—
EBITDA excl. Identified Items	186	276	275	462	478
Less:
Identified Items	68	—	—	68	—
EBITDA	$118	$276	$275	$394	$478
Net external sales	$993	$1,252	$1,160	$2,245	$2,156
Operating income margin	6%	17%	19%	12%	17%
Operating income margin excl. Identified Items	12%	17%	19%	15%	17%
EBITDA margin	12%	22%	24%	18%	22%
EBITDA margin excl. Identified Items	19%	22%	24%	21%	22%

WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO INCOME (LOSS) FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Income (loss) from operations	$(211)	$185	$(318)	$(26)	$(481)
Add:
Identified Items	17	—	130	17	137
Income (loss) from operations excl. Identified Items	(194)	185	(188)	(9)	(344)
Add:
Depreciation and amortization	221	222	236	443	463
Other income, net	9	9	4	18	13
EBITDA excl. Identified Items	36	416	52	452	132
Less:
Identified Items	17	—	130	17	137
EBITDA	$19	$416	$(78)	$435	$(5)
Net external sales	$1,659	$2,019	$1,793	$3,678	$3,643
Operating income (loss) margin	(13)%	9%	(18)%	(1)%	(13)%
Operating income (loss) margin excl. Identified Items	(12)%	9%	(10)%	—%	(9)%
EBITDA margin	1%	21%	(4)%	12%	—%
EBITDA margin excl. Identified Items	2%	21%	3%	12%	4%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	Second Quarter 2026 vs. Second Quarter 2025		Second Quarter 2026 vs. First Quarter 2026
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	-3%	+10%	+2%	+24%
Performance and Essential Materials	+14%	-2%	+21%	+1%
Company	+8%	+3%	+14%	+10%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS - EXCLUDING PLANT CLOSURES AND ACQUISITION (1)
(Unaudited)

	Second Quarter 2026 vs. Second Quarter 2025		Second Quarter 2026 vs. First Quarter 2026
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	-3%	+6%	+2%	+24%
Performance and Essential Materials	+14%	+7%	+21%	+2%
Company	+8%	+7%	+14%	+10%
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(1)Adjustments include:
a.Excludes sales in the comparative periods related to certain of the Company's North America Chlorovinyls production facilities, including (i) its polyvinyl chloride plant at the Aberdeen, Mississippi facility, (ii) its vinyl chloride monomer plant at the Lake Charles, Louisiana North facility, and (iii) one of its diaphragm chlor-alkali units at the Lake Charles, Louisiana South facility, and the Company's styrene production plant located at the Lake Charles, Louisiana facilities, each of which ceased operations in December 2025.
b.Excludes sales in the comparative periods related to a PVC resin production unit in China at the Company's 95% owned Huasu joint venture, which ceased operations in June 2025.
c.The second quarter of 2026 comparison to the second quarter of 2025 excludes sales related to ACI, which was acquired by the Company in January 2026.